INTERDIGITAL FIRST QUARTER 2015 FINANCIAL RESULTS DRIVEN BY
96% INCREASE IN RECURRING REVENUE

WILMINGTON, DE.—April 29, 2015—InterDigital, Inc. (NASDAQ: IDCC), a mobile technology research and development company, today announced results for the first quarter ended March 31, 2015.
First Quarter 2015 Financial Highlights

•	Total revenue was $110.4 million, compared to $57.8 million in first quarter 2014.

•
First quarter 2015 revenue was entirely comprised of recurring revenue, consisting of current patent royalties and current technology solutions revenue, representing an increase of 96% compared to recurring revenue of $56.2 million in first quarter 2014. This increase in recurring revenue is primarily attributable to our second quarter 2014 agreement with Samsung and other new 2014 licensees, and an increase in per-unit royalties attributable to an increase in shipments by Pegatron and our other Taiwan-based licensees.

•
First quarter 2015 operating expenses were $59.1 million, compared to $57.9 million in first quarter 2014. Intellectual property enforcement expenses were $11.5 million, a 32% decrease compared to $16.9 million in first quarter 2014.

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Net income[1] was $29.1 million, or $0.78 per diluted share, compared to a net loss of $1.9 million, or $0.05 per diluted share, in first quarter 2014. Non-GAAP net income[2] was $33.3 million and non-GAAP diluted earnings per share ("non-GAAP diluted EPS")[2] was $0.89, compared to a non-GAAP net income of $0.9 million and non-GAAP diluted EPS of $0.02 in first quarter 2014.

•	In first quarter 2015, the company used $7.5 million of free cash flow[3] compared to $12.0 million used in first quarter 2014. Ending cash and short-term investments totaled $911.2 million.

•
During first quarter 2015, the company repurchased 1.0 million shares of common stock for $50.7 million, including the shares repurchased in connection with the pricing of the offering of the company’s 1.50% Senior Convertible Notes due 2020 (the "2020 Notes"). In addition, from April 1, 2015 through April 28, 2015, the company repurchased an additional 0.2 million shares at a cost of $8.8 million. Since initiating the $300 million stock repurchase program in June 2014, the company has repurchased a total of 4.5 million shares for $203.4 million, representing approximately 11% of the company's shares outstanding at the time the program was authorized.

“The continued growth of our recurring revenue base highlights the strength of our business, the value of our contributions to global mobile technology capability and the progress we’ve made in licensing based on that research,” said William J. Merritt, President and CEO of InterDigital. “That business strength, and the additional potential growth we see, has put us in a tremendous position to return value to shareholders, which we continued to do last quarter through the acceleration of our stock buyback activity.”
Additional Financial Highlights for First Quarter 2015

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The slight increase in first quarter 2015 operating expenses compared to first quarter 2014 was primarily due to a $2.3 million increase in patent amortization primarily related to recent acquisitions, a $2.1 million increase in expenses related to commercial initiatives and the Signal Trust, and a $1.2 million increase in personnel related costs due to hiring activity in 2014. These and other increases were partially offset by $5.4 million decrease in intellectual property enforcement expenses, driven by lower costs related to the company's USITC proceedings and related actions.

•	Companies that accounted for ten percent or more of first quarter 2015 total revenue were Pegatron Corporation (39%) and Samsung Electronics Co., Ltd. (16%).

•
In first quarter 2015, the company issued $316 million of the 2020 Notes. The net proceeds from the offering were approximately $306.7 million, after deducting the initial purchaser's discount, commissions and offering expenses. A portion of the net proceeds from the offering was used to fund the cost of the convertible note hedge transactions entered into in connection with the offering of the 2020 Notes. The company also used $43.6 million of the remaining net proceeds to repurchase shares of its common stock concurrently with the pricing of the offering of the 2020 Notes.

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The company's first quarter effective tax rate was approximately 38.4 percent as compared to 36.2 percent during first quarter 2014, based on the statutory federal tax rate net of discrete federal and state taxes. The increase in the effective tax rate between first quarter 2015 and first quarter 2014 relates to an increase in certain deductions that are not allowed for tax purposes.

Conference Call Information
InterDigital will host a conference call on Wednesday, April 29, 2015 at 10:00 a.m. Eastern Time to discuss its first quarter 2015 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the Live Webcast under the Events section on the homepage. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference, call (888) 802-2225 within the United States or (913) 312-1254 from outside the United States. Please call by 9:50 a.m. ET on April 29 and give the operator Conference ID number 6671593.
An Internet replay of the conference call will be available on InterDigital's website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET April 29 through 1:00 p.m. ET May 4. To access the recorded replay, call (888) 203-1112 or (719) 457-0820 and use the replay code 6671593.

About InterDigital®
InterDigital develops wireless technologies that are at the core of mobile devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit the InterDigital website: www.interdigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our current expectations with respect to additional potential growth. Words such as "believe," “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or acceleration in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with InterDigital’s roadmap; (v) our ability to commercialize the company’s technologies and enter into customer agreements; (vi) the failure of the markets for the company’s current or new technologies to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of the company’s technologies; (viii) changes in the market share and sales performance of our primary licensees, delays in product shipments of our licensees, delays in the timely receipt and final reviews of quarterly royalty reports from our licensees, delays in payments from our licensees and related matters; (ix) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional legal proceedings, changes in the schedules or costs associated with legal proceedings or adverse rulings in such legal proceedings; (x) changes or inaccuracies in market projections; and (xi) changes in the company’s business strategy.
We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share ("EPS") are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Non-GAAP net income and non-GAAP diluted EPS are supplemental non-GAAP financial measures that InterDigital believes provide management and investors with important insight into the company's ongoing business performance. A limitation of the utility of non-GAAP net income and non-GAAP diluted EPS is that they do not represent the total net income and diluted EPS of the company for the period. InterDigital defines non-GAAP net income as net income plus share-based compensation, repositioning costs, impairment charges and one-time adjustments, non-cash interest expense on the company's outstanding convertible debt, the related income tax effect of the preceding items, and discrete adjustments to income taxes. When calculating non-GAAP diluted EPS, we utilize the same weighted average number of common shares outstanding - diluted as used in our diluted EPS calculation. In periods in which our adjustments to net income take us from a loss position to a non-GAAP income position, we adjust our weighted average number of common shares outstanding - diluted to reflect the impact for the dilutive securities in the period. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Detailed reconciliations of non-GAAP net income to net income and non-GAAP diluted EPS to diluted EPS, the most directly comparable GAAP financial measures, are provided at the end of this press release.
3    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company's ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital's computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2015	2014
REVENUES:
Per-unit royalty revenue	$75,583	$36,488
Fixed fee amortized royalty revenue	33,373	16,936
Current patent royalties	108,956	53,424
Past patent royalties	17	850
Total patent licensing royalties	108,973	54,274
Current technology solutions revenue	1,405	2,770
Past technology solutions revenue	—	800
	$110,378	$57,844

OPERATING EXPENSES:
Patent administration and licensing	31,625	33,694
Development	17,991	15,887
Selling, general and administrative	9,518	8,304
	59,134	57,885

Income (loss) from operations	51,244	(41)

OTHER EXPENSE (NET)	(5,236)	(3,964)
Income (loss) before income taxes	46,008	(4,005)
INCOME TAX (PROVISION) BENEFIT	(17,676)	1,450
NET INCOME (LOSS)	$28,332	$(2,555)
Net loss attributable to noncontrolling interest	(733)	(694)
NET INCOME (LOSS) ATTRIBUTABLE TO INTERDIGITAL, INC.	$29,065	$(1,861)
NET INCOME (LOSS) PER COMMON SHARE — BASIC	$0.79	$(0.05)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	36,954	40,444
NET INCOME (LOSS) PER COMMON SHARE — DILUTED	$0.78	$(0.05)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	37,329	40,444
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.10

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2015	2014
Income (loss) before income taxes	$46,008	$(4,005)
Taxes paid	(12,714)	(10,399)
Non-cash expenses	18,259	13,965
Increase in deferred revenue	72,503	14,498
Deferred revenue recognized	(44,157)	(26,635)
(Decrease) increase in operating working capital, deferred charges and other	(78,128)	9,717
Capital spending and capitalized patent costs	(9,265)	(9,103)
FREE CASH FLOW	(7,494)	(11,962)

Tax benefit from share-based compensation	1,539	1,130
Acquisition of patents	(20,000)	—
Proceeds from noncontrolling interests	1,275	1,275
Dividends paid	(7,433)	(4,043)
Share repurchases	(50,731)	—
Proceeds from issuance of convertible senior notes	316,000	—
Purchase of convertible bond hedge	(59,376)	—
Proceeds from issuance of warrants	42,881	—
Payment of debt issuance costs	(9,403)	—
Net proceeds from exercise of stock options	—	343
Unrealized loss on short-term investments	(5)	(601)
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	$207,253	$(13,858)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	MARCH 31, 2015	DECEMBER 31, 2014
ASSETS
Cash & short-term investments	$911,181	$703,928
Accounts receivable (net)	103,069	51,702
Current deferred tax assets	66,165	54,019
Other current assets	36,701	32,227
Property & equipment and patents (net)	273,505	278,086
Other long-term assets (net)	67,152	73,000
TOTAL ASSETS	$1,457,773	$1,192,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$218,866	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	53,553	80,474
Current deferred revenue	113,245	124,695
Long-term deferred revenue	333,138	293,342
Long-term debt & other long-term liabilities	254,634	218,774
TOTAL LIABILITIES	973,436	717,285
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	476,446	468,328
Noncontrolling interest	7,891	7,349
TOTAL EQUITY	484,337	475,677
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,457,773	$1,192,962

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by operating activities, the most directly comparable GAAP financial measure.

	For the Three Months Ended March 31,
	2015	2014
Net cash provided (used) by operating activities	$1,771	$(2,859)
Purchases of property, equipment, & technology licenses	(838)	(1,220)
Capitalized patent costs	(8,427)	(7,883)
Free cash flow	$(7,494)	$(11,962)

RECONCILIATIONS OF NON-GAAP NET INCOME TO NET INCOME
AND NON-GAAP DILUTED EPS TO DILUTED EPS
In this release, the company refers to non-GAAP net income and non-GAAP diluted EPS. The tables below present reconciliations of these non-GAAP financial measures to net income and net income (loss) per common share - diluted (or diluted EPS), the most directly comparable GAAP financial measures.

	For the Three Months Ended March 31,
	2015	2014
Net income (loss)	$29,065	$(1,861)
Share-based compensation	2,978	2,109
Non-cash interest on our convertible notes	3,199	2,179
Related income tax effect of above items	(2,162)	(1,501)
Adjustments to income taxes	238	—
Non-GAAP net income	$33,318	$926

Weighted average number of common shares outstanding - diluted	37,329	40,663	a

Net income (loss) per common share - diluted	$0.78	$(0.05)
Dilutive effect of above items	0.11	0.07
Non-GAAP net income (loss) per common share - diluted	$0.89	$0.02
a. The weighted average number of common shares outstanding - diluted was adjusted to reflect the impact of dilutive securities for the period.

CONTACT:	InterDigital, Inc.:
Patrick Van de Wille
patrick.vandewille@interdigital.com
+1 (858) 210-4814